UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
November 3, 2015

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 5, 2015, Merchants Bancshares, Inc. (“Merchants”), a Delaware corporation and the parent company of Merchants Bank, announced jointly with NUVO Bank & Trust Company (“NUVO”), a Massachusetts bank, that they had received all required regulatory and shareholder approvals for the merger of NUVO with and into Merchants (the “Merger”). The parties expect to complete the Merger on or about December 4, 2015.

Merchants received approval for the Merger from the Massachusetts Division of Banks on November 3, 2015. As previously announced, Merchants received approval for the Merger from the FDIC on August 27, 2015, and from the Vermont Department of Financial Regulation on September 8, 2015. The shareholders of NUVO approved the merger on September 30, 2015.

The foregoing description is qualified in its entirety by reference to the joint press release of Merchants and NUVO dated November 5, 2015, a copy of which is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibit is filed with this Report:

Exhibit 99.1 – Press Release dated November 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

	By:	/s/ Thomas J. Meshako
	Name:	Thomas J. Meshako
	Title:	Chief Financial Officer & Treasurer Principal Accounting Officer
Date: November 5, 2015

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release dated November 5, 2015